                                                                   Exhibit 10.14



                       RESTRICTED STOCK PURCHASE AGREEMENT


         THIS RESTRICTED STOCK PURCHASE AGREEMENT (the "Agreement") is made as of the 14th day of January, 2002, by and between D. Bradly Olah (the "Purchaser") and Active IQ Technologies, Inc., a Minnesota corporation (the "Company").

                                    RECITALS

          WHEREAS, pursuant to the Company's 1999 Stock Option Plan (as amended) (the "Plan"), the Company granted to Purchaser the right to purchase up to 500,000 shares of the Company's Common Stock, which option grant was made pursuant to that certain Option Agreement dated as of January 7, 2002 (the "Option Agreement") by and between Purchaser and the Company, which Option Agreement and Plan are hereby incorporated by reference;

          WHEREAS, Purchaser has elected to purchase 500,000 of those shares of Common Stock which have not become vested under the vesting schedule set forth in the Option Agreement ("Unvested Shares"). The Unvested Shares and the shares subject to the Option Agreement which have become vested are sometimes collectively referred to herein as the "Shares;" and

         WHEREAS, as required by the Option Agreement, as a condition to Purchaser's election to exercise the option, Purchaser must execute this Agreement, which sets forth the rights and obligations of the parties with respect to Unvested Shares acquired upon exercise of the Option pursuant to
Section 4 of the Option Agreement.

         NOW, THEREFORE, the parties hereto agree as follows:

         1.       Repurchase Option.

                  (a) If Purchaser's continuous status as an employee of the Company is terminated for any reason, including for cause, death or Disability, or for no reason (an "Employment Termination"), the Company shall have the right and option to purchase from Purchaser, or Purchaser's personal representative, as the case may be, all of the Purchaser's Unvested Shares as of the date of such termination at the price paid by the Purchaser for such Shares (the "Repurchase Option").

                  (b) Upon the occurrence of an Employment Termination, the Company may exercise its Repurchase Option by delivering personally or by registered mail, to Purchaser (or his transferee or legal representative, as the case may be), within ninety (90) days of the termination, a notice in writing indicating the Company's intention to exercise the Repurchase Option and setting forth a date for closing not later than thirty (30) days from the mailing of such notice. The closing shall take place at the Company's office. At the closing, the holder of the certificates for the Unvested Shares being transferred shall deliver the stock certificate or certificates evidencing the Unvested Shares, and the Company shall deliver the purchase price therefor.

                  (c) At its option, the Company may elect to make payment for the Unvested Shares to a bank selected by the Company. The Company shall avail itself of this option by a notice in writing to Purchaser stating the name and address of the bank, date of closing, and waiving the closing at the Company's office.

                  (d) If the Company does not elect to exercise the Repurchase Option conferred above by giving the requisite notice within ninety (90) days following the termination, the Repurchase Option shall terminate.

                  (e) The Repurchase Option shall terminate in accordance with the vesting schedule contained in the Option Agreement.

          2.      Transferability of the Shares; Escrow.

                  (a) Purchaser hereby authorizes and directs the Secretary of the Company, or such other person designated by the Company, to transfer the Unvested Shares as to which the Repurchase Option has been exercised from Purchaser to the Company.

                  (b) To insure the availability for delivery of Purchaser's Unvested Shares upon repurchase by the Company pursuant to the Repurchase Option under Section 1, Purchaser hereby appoints the Secretary, or any other person designated by the Company as escrow agent, as its attorney-in-fact to sell, assign and transfer unto the Company, such Unvested Shares, if any, repurchased by the Company pursuant to the Repurchase Option and shall, upon execution of this Agreement, deliver and deposit with the Secretary of the Company, or such other person designated by the Company, the share certificates representing the Unvested Shares, together with the stock assignment duly endorsed in blank, attached hereto as Annex A. The Unvested Shares and stock assignment shall be held by the Secretary in escrow until the Company exercises its Repurchase Option, until such Unvested Shares are vested, or until such time as this Agreement no longer is in effect. Upon vesting of the Unvested Shares, the escrow agent shall promptly deliver to the Purchaser the certificate or certificates representing such Shares in the escrow agent's possession belonging to the Purchaser, and the escrow agent shall be discharged of all further obligations hereunder; provided, however, that the escrow agent shall nevertheless retain such certificate or certificates as escrow agent if so required pursuant to other restrictions imposed pursuant to this Agreement.

                  (c) The Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Shares in escrow and while acting in good faith and in the exercise of its judgment.

                  (d) Transfer or sale of the Shares is subject to restrictions on transfer imposed by any applicable state and federal securities laws. Any transferee shall hold such Shares subject to all the provisions hereof and the Option Agreement with respect to any Unvested Shares purchased by Purchaser and shall acknowledge the same by signing a copy of this Agreement.

         3. Ownership, Voting Rights, Duties. This Agreement shall not affect in any way the ownership, voting rights or other rights or duties of Purchaser, except as specifically provided herein.

         4. Legends. The share certificate evidencing the Shares issued hereunder shall be endorsed with the following legend (in addition to any legend required under applicable federal and state securities laws):

                  THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF REPURCHASE AS SET FORTH IN A RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

         5. Adjustment for Stock Split. All references to the number of Shares and the purchase price of the Shares in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made by the Company pursuant to Section 11.6 of the Plan after the date of this Agreement.

         6. Notices. Notices required hereunder shall be given in person or by registered mail to the address of Purchaser shown on the records of the Company, and to the Company at their respective principal executive offices.

          7. Survival of Terms. This Agreement shall apply to and bind Purchaser and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

          8. Section 83(b) Election. Purchaser hereby acknowledges that he or she has been informed that, with respect to the exercise of an Option for Unvested Shares, an election (the "Election") may be filed for U. S. tax purposes by the Purchaser with the Internal Revenue Service, within 30 days of the purchase of the Shares, electing pursuant to Section 83(b) of the Code, to be taxed currently on any difference between the purchase price of the Shares and their Fair Market Value (as defined in the Plan) on the date of purchase. In the case of a non-qualified stock option, this will result in a recognition of taxable income to the Purchaser on the date of exercise, measured by the excess, if any, of the Fair Market Value of the Shares, at the time the Option is exercised over the purchase price for the Shares. Absent such an Election, taxable income will be measured and recognized by Purchaser at the time or times on which the Company's Repurchase Option lapses. In the case of an incentive stock option, such an Election will result in a recognition of income to the Purchaser for alternative minimum tax purposes on the date of exercise, measured by the excess, if any, of the Fair Market Value of the Shares, at the time the option is exercised, over the purchase price for the Shares. Absent such an Election, alternative minimum taxable income will be measured and recognized by Purchaser at the time or times on which the Company's Repurchase Option lapses. Purchaser is strongly encouraged to seek the advice of his or her own tax consultants in connection with the purchase of the Shares and the advisability of filing of the Election under Section 83(b) of the Code. A form of Election under Section 83(b) is attached hereto as Annex B for reference.

                  PURCHASER ACKNOWLEDGES THAT IT IS PURCHASER'S SOLE RESPONSIBILITY AND NOT THE COMPANY'S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MARE THIS FILING ON PURCHASERS BEHALF.

          9. Representations. Purchaser has reviewed with his own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Purchaser understands that he (and not the Company) shall be responsible for his own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

          10. Governing, Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Minnesota, without regard to conflict of law principles of the State of Minnesota or any other jurisdiction.

          Purchaser represents that he has read this Agreement and is familiar with its terms and provisions. Purchaser hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under this Agreement.

          IN WITNESS WHEREOF, this Agreement is deemed made as of the date first set forth above.

PURCHASER:                               ACTIVE IQ TECHNOLOGIES, INC.


/s/ D. Bradly Olah                       By: /s/Philip C. Rickard
---------------------------------            -----------------------------------
D. Bradly Olah
                                         Its: E VP

SSN:
     ----------------------------
Address:   5950 County Road 101
           Plymouth, MN  55446